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                                                                    Exhibit 10.5

                               AGREEMENT BETWEEN
                    UNITED PAYORS & UNITED PROVIDERS, INC.
                                      AND
                             HEALTHEXTRAS, L.L.C.


         This Agreement is made this 23rd day of December, 1998 by and between United Payors & United Providers, Inc. ("UP&UP"), a Delaware Corporation, and HealthExtras, L.L.C. ("HE").

         Whereas, UP&UP has proprietary contracts with a national network of physicians and hospitals ("Network");

         Whereas, HE has developed a unique set of reinsurance benefits ("Benefits") that may be utilized to supplement and augment disability and health insurance programs;

         Whereas, HE has a contract with Christopher Reeve ("CR"), via the William Morris Agency, that stipulates CR will assist in the marketing of HE products and services;

         Whereas, HE wishes to market Network to selected populations as an HE product on behalf of UP&UP; and

         Whereas, HE may wish to market Benefits in conjunction with Network;

         Now, Therefore, in consideration of the mutual agreements and covenants herein contained, UP&UP and HE agree as follows:

A.       GENERAL UNDERSTANDINGS
         ----------------------

         1. UP&UP has developed various criteria ("Criteria") that those entities and/or individuals wishing to utilize the Network must comply with in order to access the Network. Such Criteria may be revised unilaterally by UP&UP.

         2. The Network developed by UP&UP consists of several thousand hospitals and in excess of one hundred thousand physicians. UP&UP may unilaterally add or delete individual hospitals and physicians to, or from, the Network.

         3. Those hospitals and physicians which comprise the Network offer price concessions to those clients of UP&UP that meet the Criteria.

         4. HE is prepared to utilize CR in various advertising campaigns ("Campaigns") promoting Network and/or Benefits.

         5. All products marketed and sold by HE as the result of Campaigns shall conform with Criteria.

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         6.       In consideration of the Royalty Fee described in Section D. of this Agreement, HE may utilize the Network in any of its product offerings for the term of this Agreement and there shall be no access fee charged to HE or its plan members for utilization of the Network.

B.       APPROVALS
         ---------

         1. Any marketing and promotional materials developed by HE that references the Network may only be utilized by HE after receiving written approval by UP&UP that such marketing and promotional materials are acceptable to UP&UP.

         2. Any marketing and promotional materials developed by UP&UP that references the Benefits may only be utilized by UP&UP after receiving written approval by HE that such marketing and promotional materials are acceptable to HE.

         3. It is understood by UP&UP that any Campaign utilizing CR for the marketing of the Network and/or other products may be subject to the approval of the representatives of CR.

C.       CAMPAIGNS AND EXCLUSIVITY
         -------------------------

         1. HE shall develop and implement various Campaigns to sell products to individuals and families. Such Campaigns may utilize the distribution channels of third parties including, but not limited to, insurance companies, credit card issuing banks and other financial institutions.

         2. All costs incurred in developing and implementing Campaigns shall be the responsibility of HE unless UP&UP agrees, in writing, to incur all, or a portion of, such costs.

         3. It is recognized that any Campaigns performed by HE to market products may be in conjunction with HE marketing Benefits.

         4. During the term of the Agreement HE shall not allow any entity or individual to utilize CR, via the HE contract with the William Morris Agency, for the promotion of products or services competitive to products or services offered by UP&UP.

         5. During the term of this Agreement HE shall not, directly or indirectly, market, promote and/or sell any products or services other than Network, that offer discounts or price concessions from physicians, hospitals or other medical providers, other than products or services approved by UP&UP.

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D.       COMPENSATION AND PAYMENT
         ------------------------

         1. HE shall charge an annual fee ("Annual Fee") to all those individuals and families that elect to purchase Benefits as a result of Campaign. HE shall have the sole right to establish the level of Annual Fee for those individuals and families purchasing products or services as the result of the various Campaigns developed and implemented by HE.

         2. UP&UP shall be paid a portion of all Annual Fees earned and collected by HE.

         3. Those UP&UP portions ("Royalty Fee") of Annual Fees paid to UP&UP for each individual and family shall be based on the following schedule:

                                            Royalty Fee Paid UP&UP For Each
                                          Individual or Family Based Upon the
                 Annual Period          Membership Computed on a Monthly Basis
       -----------------------------    --------------------------------------
       Initial Year                       $12.00 ($1.00 per member per month)
       First Subsequent Year              $14.00 ($1.17 per member per month)
       Second Subsequent Year             $16.00 ($1.33 per member per month)
       Additional Subsequent Years        $18.00 ($1.50 per member per month)

E.       PAYMENTS AND AUDIT
         ------------------

         1. All monies due UP&UP from HE as the result of this Agreement shall be paid within sixty (60) days of each calendar year-end.

         2. UP&UP and its affiliated companies and/or its agents may audit all HE source documents and other records that may form the basis of payments of UP&UP Royalty Fee by HE under this Agreement.

F.       TERM
         ----

         1. This Agreement shall terminate on December 31, 2003. Any payments due UP&UP under the terms of this Agreement shall survive the termination of this Agreement.

         2. If during the term of this Agreement HE causes UP&UP to receive $25 million market value of HE common stock, then the fees described in Paragraph D.3. will be eliminated.

G.       NON-SOLICITATION
         ----------------

         1. During the term of this Agreement, and for a period of one year from the date of termination of this Agreement, HE shall not solicit, hire, contract with or otherwise utilize, or attempt to utilize UP&UP employees or consultants, unless otherwise mutually agreed upon.

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         2.       During the term of this Agreement, UP&UP shall not solicit, hire, contract with or otherwise utilize, or attempt to utilize, HE employees or consultants unless otherwise mutually agreed upon.

H.       CONFIDENTIALITY
         ---------------

         1. HE and UP&UP acknowledge that in fulfilling the responsibilities set forth in this Agreement, HE and UP&UP shall exchange confidential and proprietary information concerning business and financial affairs of HE and UP&UP, their subsidiaries and other affiliated companies. HE and UP&UP agree not to disclose any such information at any time, except as necessary to employees or agents of the parties or as required by law.

         2. HE and UP&UP agree that at any time, upon the request of the other, each will promptly return any and all written or magnetic media material containing, or reflecting, any confidential or proprietary business or financial information and will not retain any copies, extracts, or other reproductions in whole or in part of such material.

I.       ARBITRATION
         -----------

         1. HE and UP&UP shall attempt to resolve any controversy or claim arising out of, or relating to, this Agreement by mutual cooperation. Any controversy or claim arising out of, or relating to, this Agreement which cannot be settled by the mutual cooperation of the parties shall be settled by binding arbitration rendered by the American Arbitration Association standard commercial rules of arbitration.

         2. In all cases submitted to arbitration, HE and UP&UP agree to share equally the administrative fee, as well as the Arbitrator's fees, if any, unless otherwise assessed by the Arbitrator. The Arbitrator's fee shall be advanced by the initiating party subject to final apportionment by the Arbitrator in his or her award.

J.       INDEMNIFICATION
         ---------------

         1. HE shall indemnify and hold harmless UP&UP and its officers, employees, agents and affiliates against any and all claims, actions, expenses and liabilities (including reasonable attorneys fees) related to any breach of HE's obligations unless the claim, action, expense or liability is found in a final judgement by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and solely of UP&UP's performance under this Agreement.

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         2.       UP&UP shall indemnify and hold harmless HE and its officers, employees, agents and affiliates against any and all claims, actions, expenses and liabilities (including reasonable attorneys fees) related to or arising from any breach of UP&UP's obligations unless the claim, action, expense or liability is found in a final judgement by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and solely of HE's performance under this Agreement.

K.       MODIFICATIONS
         -------------

         1. All amendments or modifications to this Agreement shall be mutually agreed to in writing by HE and UP&UP.

L.       GOVERNING LAW
         -------------

         1. This Agreement shall be governed in all respects by the laws of the State of Delaware.

M.       SEVERABILITY OF INVALID PROVISIONS
         ----------------------------------

         1. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any state or federal laws effective during this term, such provision shall be fully severable. The Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect despite such severance, unless this Agreement is terminated by either party in accordance with the terms of this Agreement, provided that the invalid provision is not material to the overall purpose and operation of this Agreement.

N.       WAIVER
         ------

         1. The waiver by HE or UP&UP of any breach of any provision of this Agreement or warranty or representation herein set forth shall not be construed as a waiver of any subsequent breach of the same or any other provision.

         2. The failure to exercise any right under this Agreement shall not operate as a waiver of such right. All rights and remedies provided for under this Agreement are cumulative.

O.       HEADINGS
         --------

         1. The headings in this Agreement are for convenience of reference only and shall not be considered in construing the provisions hereof.

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P.       ENTIRE AGREEMENT
         ----------------

         1. This Agreement contains all of the terms and conditions agreed upon by HE and UP&UP regarding the subject matter of this Agreement. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement that are not expressly set forth in this Agreement are of no force and effect.

Q.       EMPLOYEES ON OTHER PARTY'S PREMISES
         -----------------------------------

         1. The employees or authorized agents of HE and UP&UP shall comply with the other party's working rules and security regulations at such time as one party's employees may be on the premises of the other party.

R.       NOTICE OF DEFICIENCY
         --------------------

         1. If either HE or UP&UP, in the opinion of the other, fails to comply with one or more terms and conditions of this Agreement, the aggrieved party shall give written notice of deficiency to the other party. The party receiving such notice shall have thirty (30) days from the receipt thereof to remedy the deficiency in order to comply with the terms and conditions of this Agreement. In the event said default is not cured within the 30 day period, the non-defaulting party may terminate the Agreement immediately.

S.       NOTICES
         -------

         1. All notices provided by this Agreement shall be in writing and shall be sent by United States certified mail, postage prepaid, to the address of the other party which is set forth in this Agreement, or to such other address as the party shall designate in writing. Any notice shall be deemed to be effective upon mailing.

                  If to HE, attention of:       David T. Blair
                                                Chief Financial Officer
                                                HealthExtras, L.L.C.
                                                2275 Research Boulevard
                                                Seventh Floor
                                                Rockville, MD 20850

                  If to UP&UP, attention of:    Spiro Karadimas
                                                Vice President of Operations
                                                United Payors & United
                                                Providers, Inc.
                                                2275 Research Boulevard
                                                Sixth Floor
                                                Rockville, MD 20850

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T.       BINDING ON SUCCESSORS
         ---------------------

         1. This Agreement shall be binding upon and inure to the benefit of HE and UP&UP and their respective successors and permitted assigns.

U.       ASSIGNMENT
         ----------

         1. This Agreement may not be assigned by either party without the prior written approval of the other party.

V.       INDEPENDENT RELATIONSHIP
         ------------------------

         1. None of the provisions of this Agreement are intended to create, nor shall be deemed or construed to create, any relationship between HE and UP&UP other than that of independent entities contracting with each other solely for the purposes of effecting the provisions of this Agreement.

         2. The parties to this Agreement, and their respective officers, directors, or employees, shall not be construed to be joint ventures, or the agent, employee, or representative of the other, except as specifically provided in this Agreement.



IN WITNESS WHEREOF, the undersigned have executed this Agreement.


HE:                                 HEALTHEXTRAS, L.L.C.

December 23, 1998                   By:  David T. Blair
-----------------                       -----------------------------------
Date                                Signature: /s/ David T. Blair
                                               ----------------------------
                                    Title: Chief Financial Officer
                                           --------------------------------


UP&UP:                              UNITED PAYORS & UNITED PROVIDERS, INC.

December 23, 1998                   By:  Spiro Karadimas
-----------------                       -----------------------------------
Date                                Signature: /s/ Spiro Karadimas
                                               ----------------------------
                                    Title: Vice President of Operations
                                           --------------------------------

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